                                                                   EXHIBIT 10.10



[SILICON VALLEY EAST LETTERHEAD]



Date: May 1, 1995



GeoTel Communications Corporation
25 Porter Road
Littleton, MA 01460
Attention: Tim Allen, Chief Financial Officer

Dear Ladies and Gentlemen:


     We are pleased to inform you that Silicon Valley Bank, a California-chartered bank ("Bank") ,with its principal place of business at 3000 Lakeside Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 45 William Street, Suite 170, Wellesley, Massachusetts 02181 doing business under the name "Silicon Valley East", has approved a fixed asset line of credit in the original principal amount of Six Hundred Thousand and 00/100 Dollars ($600,000.00) for the use of GeoTel Communications Corporation (the "Company") subject to the following terms and to the Bank's periodic review. Drawings under this line will be pertained through March I, 1996, at which time the line will convert to a term loan. Repayment will be scheduled such that the amount outstanding at the end of this drawdown period shall be repaid in thirty-six (36) equal monthly installments of principal plus interest beginning on April 1, 1996. The commitment shall not become effective unless and until an executed. copy of this letter together with all necessary accompanying documentation as well as the facility fee described below has been returned to the Bank, which must take place within 21 days from the date of this letter.

Borrowings under the fixed asset line shall be secured by all corporate assets, including intellectual property. The maximum available borrowings under this line will be the lesser of $600,000.00 or ninety percent (90%) against the invoice price of approved equipment purchased after November 30, 1994, not including personal computer software, taxes, shipping costs, and installation fees. You agree to provide the Bank with copies of these invoices.

Borrowings under this line shall bear interest at a rate per annum equal to the Prime Rate plus one percentage point (1.000%). The "Prime Rate" means the rate from time to time announced and made effective by the Bank as its Prime Rate. The Company's borrowing rate shall change as the Prime Rate changes. A facility fee of Three Thousand and 00/100 Dollars ($3,000.00) as well as any out-of-pocket expenses incurred by the Bank in connection with the establishment of this credit facility must be paid at the time the documents are returned to the Bank. Interest will be charged monthly in arrears and is calculated on the basis of a 360-day year. The Bank shall be authorized to debit the Company's principal account or any other account maintained by the Company with the Bank for any principal, interest, or fees associated with the Company's credit facility without prior notice.

Any advances hereunder or renewal hereof will be made only if in the opinion of the Bank there exists no default under any loan documentation executed by you with the Bank. A default is as defined in the accompanying Promissory Note dated May 1, 1995.

This fixed asset line of credit shall be cross-collateralized and cross-defaulted with the Company's additional fixed asset line of credit as described in the Promissory Note dated May 18, 1994, from Bank to the Company.

So long as this commitment remains outstanding, the Company agrees to maintain the following covenants, beginning as of March 31, 1995:

     1. MINIMUM EQUITY - (Tested Monthly) Maintain a minimum Tangible Capital Base (TCB) of $1,000,000.00 through the month ending September 30, 1995, decreasing to $750,000.00 thereafter. Adjustments to the required TCB will be made immediately if they result from investments by others or quarterly if they result from earnings. TCB is defined as Stockholders' Equity plus Subordinated Debt (debt which is formally subordinated to the Bank) less intangibles (including but not limited to Goodwill, Capitalized Software and Excess Purchase Costs).

     2. LEVERAGE - (Tested Monthly) Maintain a ratio of Total Liabilities less Subordinated Debt divided by TCB not to exceed 2.00 to 1.00.

     3. LIQUIDITY - (Tested Monthly) Maintain a minimum level of unrestricted cash (and equivalents) plus 70% of net accounts receivable of the greater of(i) $750,000.00 or (ii) 1.5 times the outstanding term debt principal balance.

     4. Not directly or indirectly pledge, grant, create or permit to exist any security interest, lien or other encumbrance upon any of the Company's assets except in favor of the Bank.

     5. To provide the Bank with duplicate unaudited monthly financial statements prepared in accordance with generally accepted accounting principals and duplicate audited annual (consolidated and consolidating) financial statements certified by public accountants with an unqualified opinion, to be received 25 and 90 days respectively after the close of the period.

     6. To provide the Bank with a copy of the annual management letter provided by the Company's auditors and with copies of all legal process served upon the Company.

     7. Maintain adequate fire and liability insurance satisfactory to the Bank, a copy, of which shall be forwarded to the Bank.

     8. Not to participate in any merger or consolidation or to pay any dividends without the Bank's consent.

     9. Not to dispose of any material assets other than in the ordinary, course of business without the Bank's consent.

     10. To file all tax returns and to pay all taxes due.

     11. Not to invest in any securities other than money market instruments acceptable to the Bank.

     12. Not to incur indebtedness for borrowed money, except for either a) indebtedness to Silicon Valley Bank or b) indebtedness incurred for the purchase or lease of equipment in an aggregate amount not exceeding $150,000.00 at any given point in time.

     13. Not to be in default of any other loan agreement with any other Bank.

     14. To remain a duly organized corporation existing under the laws of the State of Delaware, and not to file for protection under the Bankruptcy Code.

     15. All legal fees incurred will be for the account of the Company.

     16. To reimburse the Bank for any reasonable expenses incurred by the Bank to enforce the terms of this obligation.

     17. Prior to closing you agree to provide the Bank with Articles of Incorporation and a Certificate of Good Standing from the appropriate state authorities.

If the Bank waives any rights under this Agreement, it will not affect any future action the Bank may wish to take. This Agreement shall be binding upon any of the Company's successors in interest. The laws of the Commonwealth of Massachusetts shall apply to this Agreement. THE COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS LETTER AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, THEN VENUE SHALL LIE IN SANTA CLARA COUNTY, STATE OF CALIFORNIA. (INITIAL HERE. JSP/???) BANK AND COMPANY HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER BANK OR BORROWER AGAINST THE OTHER.

It is our understanding that the Company will consider Silicon Valley Bank to be its primary bank. Among other things, the Company agrees to use its Silicon Valley Bank account as its primary disbursement account and to maintain a reasonable proportion of its excess funds in Silicon Valley Bank money market accounts or certificates of deposits.

 This Agreement shall become effective only when it shall have been executed by the Company and the Bank (provided, however, in no event shall this Agreement become effective until signed by an officer of the Bank in California).

 We are delighted to expand our relationship with GeoTel Communications Corporation and look forward to many successful years of working together.

 Sincerely,

 SILICON VALLEY BANK, doing business
 as SILICON VALLEY EAST



By: /s/ JOAN S. PARSONS
   ---------------------------------
Name:  JOAN S. PARSON
     -------------------------------
Title: VICE PRESIDENT
      ------------------------------



SILICON VALLEY BANK



By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------


Agreed and Accepted this 11th  day of May, 1995.
                         ----         ---



By: /s/ TIMOTHY J. ALLEN
   ---------------------------------
Name:   TIMOTHY J. ALLEN
     -------------------------------
Title:  VICE PRESIDENT AND CFO
      ------------------------------



mdg

enclosure:
    1. Promissory Note
    2. Certificate of Compliance
    3. Account Opening Forms
    4. Other ancillary forms and documents

                                 PROMISSORY NOTE

BORROWER:        GEOTEL COMMUNICATIONS CORPORATION
                 25 PORTER ROAD
                 LITTLETON, MA 01460

LENDER:          SILICON VALLEY BANK, A CALIFORNIA-CHARTERED BANK
                 DOING BUSINESS AS SILICON VALLEY EAST
                 WELLESLEY OFFICE PARK
                 45 WILLIAM STREET, SUITE 170
                 WELLESLEY, MA 02181

--------------------------------------------------------------------------------

PRINCIPAL AMOUNT: $600,000.00   INITIAL RATE: 10.000%  DATE OF NOTE: MAY 1, 1995

PROMISE TO PAY. GEOTEL COMMUNICATIONS CORPORATION ("BORROWER") PROMISES TO PAY TO SILICON VALLEY BANK, A CALIFORNIA-CHARTERED BANK, WITH A LOAN PRODUCTION OFFICE IN WELLESLEY, MASSACHUSETTS, DOING BUSINESS AS SILICON VALLEY EAST ("LENDER"), OR ORDER, IN LAWFUL MONEY OF THE UNITED STATES OF AMERICA, THE PRINCIPAL AMOUNT OF SIX HUNDRED THOUSAND & 00/100 DOLLARS ($600,000.00), TOGETHER WITH INTEREST ON THE UNPAID PRINCIPAL BALANCE FROM MAY 1, 1995, UNTIL PAID IN FULL.

PAYMENT. SUBJECT TO ANY PAYMENT CHANGES RESULTING FROM CHANGES IN THE INDEX, BORROWER WILL PAY THIS LOAN IN ACCORDANCE WITH THE FOLLOWING PAYMENT SCHEDULE:

     THE DRAW PERIOD SHALL BEGIN AS OF THIS DATE AND SHALL END ON MARCH 1, 1996 (THE "DRAW PERIOD"). BORROWER WILL PAY REGULAR MONTHLY PAYMENTS OF ALL ACCRUED UNPAID INTEREST DUE AS OF EACH PAYMENT DATE, BEGINNING JUNE 1, 1995 AND ALL SUBSEQUENT INTEREST PAYMENTS WILL BE DUE ON THE SAME DAY OF EACH MONTH THEREAFTER THROUGH MARCH 1, 1996. THE OUTSTANDING PRINCIPAL BALANCE ON MARCH 1, 1996 WILL BE PAYABLE IN THIRTY-SIX (36) EVEN PAYMENTS OF PRINCIPAL PLUS INTEREST DUE AS OF EACH PAYMENT DATE, BEGINNING APRIL 1, 1996 AND ALL SUBSEQUENT PAYMENTS OF PRINCIPAL PLUS INTEREST WILL BE DUE ON THE SAME DAY OF EACH MONTH THEREAFTER. THE FINAL PAYMENT, DUE ON MARCH 1, 1999, WILL BE FOR ALL OUTSTANDING PRINCIPAL PLUS ALL ACCRUED INTEREST NOT YET PAID.

Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at 3000 Lakeside Drive, Santa Clara, California 95054. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is Lender's Prime Rate (the "index"). This is the rate Lender charges, or would charge, on 90-day unsecured loans to the most creditworthy corporate customers. This rate may or may not be the lowest rate available from Lender at any given time. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each time the prime rate is adjusted by Silicon Valley Bank. THE INDEX CURRENTLY IS 9.000% PER ANNUM. THE INTEREST RATE TO BE APPLIED TO THE UNPAID PRINCIPAL BALANCE OF THIS NOTE WILL BE AT A RATE OF
1.000 PERCENTAGE POINT OVER THE INDEX, RESULTING IN A

                                 PROMISSORY NOTE
                                    CONTINUED
                                    ---------


CURRENT RATE OF 10.000% PER ANNUM. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (a) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (b) increase Borrower's payments to cover accruing interest, (c) increase the number of Borrower's payments, and (d) continue Borrower's payments at the same amount and increase Borrower's final payment.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower making fewer payments.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to perform promptly at the time and strictly in the manner provided in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender and such failure continues unremedied for more than ten (10) days. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents and such default continues unremedied for more than ten (10) days. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect.
(e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, do one or both of the following: (a) increase the variable interest rate on this Note to either 5.000 percentage points over the Index or
4.000 percentage points over the otherwise effective interest rate, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT REGARD FOR CHOICE OF LAW PROVISIONS. BORROWER AND LENDER CONSENT TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS NOTE; PROVIDED, HOWEVER, THAT IF FOR ANY REASON LENDER CANNOT AVAIL ITSELF OF THE COURTS OF THE

                                 PROMISSORY NOTE
                                    CONTINUED
                                    ---------

COMMONWEALTH OF MASSACHUSETTS, THEN VENUE SHALL LIE IN SANTA CLARA COUNTY, CALIFORNIA. (INITIAL HERE /i/ ??) Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

REQUEST TO DEBIT ACCOUNTS. Borrower will regularly deposit all funds received from its business activities in accounts maintained by Borrower at Silicon Valley Bank. Borrower hereby requests and authorizes Lender to debit any of Borrower's accounts with Lender, specifically, without limitation, Account Number 07006098-70 for payments of interest and principal due on the loan and any other obligations owing by Borrower to Lender. Lender will notify Borrower of all debits which Lender makes against Borrower's accounts. Any such debits against Borrower's accounts in no way shall be deemed a set-off.

LINE OF CREDIT, This Note evidences a straight line of credit until March 1, 1996. Once the total amount of principal has been advanced, Borrower is not entitled to further loan advances. Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this
Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims, or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; or (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender.

ADVANCE RATE. Any time from the date hereof through the end of the Draw Period, Borrower may request advances (each, an "Equipment Advance" and collectively, the "Equipment Advances") from Lender up to the principal amount of this Note. To evidence the Equipment Advances, Borrower shall deliver to Lender, at the time of each advance request, invoices for the equipment purchased. The Equipment Advances shall be used only to purchase equipment and shall not exceed ninety percent (90%) of the invoice amount of eligible equipment purchased after November 30, 1994, excluding taxes, shipping and installation expense.

LETTER AGREEMENT. This Note is subject to and shall be governed by all the terms and conditions of the Letter Agreement of even date between Borrower and Lender, which Letter Agreement is incorporated herein by reference.

LOAN FEE. This Note is subject to a loan fee in the amount of Three Thousand and 00/100 Dollars ($3,000.00) plus all out-of-pocket expenses.

WAIVERS AND GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower, to the extent allowed by law, waives presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, Borrower shall not be released from liability. To the extent permitted by applicable law, Borrower agrees that Lender may renew or extend (repeatedly and for any length of time) this loan, or release Borrower or collateral; or impair, fail to realize upon or perfect Lender's security interest in the

                                 PROMISSORY NOTE
                                    CONTINUED
                                    ---------

collateral; and take any other action deemed necessary by Lender without the consent of or notice to Borrower.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. THIS NOTE IS EXECUTED UNDER SEAL. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.


BORROWER:


GEOTEL COMMUNICATIONS CORPORATION



By: /s/ TIMOTHY J. ALLEN
   ---------------------------------
Name:   TIMOTHY J. ALLEN
      ------------------------------
Title:  VICE PRESIDENT AND CFO
      ------------------------------

                          INVOICE FOR FEES AND EXPENSES




 BORROWER:               GEOTEL COMMUNICATIONS CORPORATION

 LOAN OFFICER:           JOAN PARSONS

 DATE:                   MAY 1, 1995

                         LOAN FEE                          $3,000.00

                         --------                          ---------
                         TOTAL                             $3,000.00



PLEASE INDICATE THE METHOD OF PAYMENT:

        /X/  A check for the total amount is attached. (PPE-PAID)

        / /  Debit DDA # ___________ for the total amount.

        / /  Loan proceeds




/s/ ?????????????????             5/11/95
-----------------------------------------
AUTHORIZED SIGNER                  (DATE)





-----------------------------------------
SILICON VALLEY BANK                (DATE)
ACCOUNT OFFICER'S SIGNATURE

                     DISBURSEMENT REQUEST AND AUTHORIZATION

===============================================================================

Borrower: GEOTEL COMMUNICATIONS       Lender: SILICON VALLEY BANK, a
          CORPORATION                         California-chartered bank doing
          25 Porter Road                      business as Silicon Valley East
          Littleton, MA 01460                 Wellesley Office Park
                                              45 William Street, Suite 170
                                              Wellesley, MA 02181
===============================================================================

LOAN TYPE: This is a Variable Rate (1.000% over SILICON VALLEY BANK PRIME RATE, making an initial rate of 10.000%), Generic Payment Stream Loan to a Corporation for $600,000.00 due on March 1, 1999.

PRIMARY PURPOSE OF LOAN. The primary purpose of this loan is for (please initial):

      * _________Personal, Family, or Household Purposes or Personal Investment.

      **_________Business (Including Real Estate Investment).

SPECIFIC PURPOSE. The specific purpose of this loan is: To finance equipment purchases.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Lender's conditions for making the loan have been satisfied. Please disburse the loan proceeds of $600.000.00 as follows:

            Amount paid to Borrower directly:                     $600,000.00
               $600,000.00 Deposit to Account # Undisbursed______
                                                                   0000000.00
                                                                  -----------
            Note Principal:                                       $600,000.00

CHARGES PAID IN CASH. Borrower has paid or will pay in cash as agreed the following charges:

            Prepaid Finance Charges Paid in Cash:                   $3,000.00
               $3,000.00 Loan Fees
                                                                     00000.00
                                                                    ---------
            Total Charges Paid in Cash:                             $3,000.00

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO LENDER. THIS AUTHORIZATION IS DATED MAY 1, 1995.

BORROWER:

GEOTEL COMMUNICATIONS CORPORATION

By: /s/ TIMOTHY J. ALLEN
   -------------------------------------
   Name: TIMOTHY J. ALLEN
        --------------------------------
   Title:  VICE PRESIDENT AND CFO
         -------------------------------

===============================================================================